TBS International Limited Announces Acquisition of Vessels

Hamilton, Bermuda – July 13, 2005 – TBS International Limited (NASDAQ: TBSI) announced today that it has expanded its fleet of vessels by taking delivery of the M.V. Arrow.

The M.V. Arrow, which will be renamed the Biloxi Belle, is a 39,225 dwt bulk carrier that was built in 1984. It was purchased for $15.5 million under an agreement signed on April 22, 2005 and delivered in Ningbo, China on July 12, 2005. The planned acquisition of the Biloxi Belle was previously disclosed in TBS's filings with the Securities and Exchange Commission, including the registration statement filed in conjunction with the company's recent initial public offering.

About TBS International Limited:

TBS is an ocean transportation services company that offers worldwide shipping solutions through liner, parcel, bulk and vessel chartering services. TBS has developed its business around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa and the Caribbean. TBS provides frequent regularly scheduled voyages in its network, as well as cargo scheduling, loading and discharge for its customers.

For more information, please contact:

Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer
TBS International Limited
Phone: 914-961-1000
E-mail: InvestorRequest@tbsship.com